Exhibit 10.10
                                                              -------------






                           11011 JONES ROAD LEASE AGREEMENT



                                    BY AND BETWEEN


                         11011 JONES ROAD JOINT VENTURE GROUP
                                     ("LANDLORD")




                                         AND



                               AMERICAN ECO CORPORATION
                                      ("TENANT")


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                                  TABLE OF CONTENTS

          ARTICLE 1.  . . . . . . . . . . . . . . . . . . . . . . . . .   1
               1.1  PREMISES  . . . . . . . . . . . . . . . . . . . . .   1

          ARTICLE 2.  . . . . . . . . . . . . . . . . . . . . . . . . .   1
               2.1  TERM. . . . . . . . . . . . . . . . . . . . . . . .   1
               2.2  EARLY POSSESSION. . . . . . . . . . . . . . . . . .   1

          ARTICLE 3.  . . . . . . . . . . . . . . . . . . . . . . . . .   1
               3.1  BASE RENT.  . . . . . . . . . . . . . . . . . . . .   1
               3.2  OPERATING EXPENSES. . . . . . . . . . . . . . . . .   1
               3.3  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . .   1

          ARTICLE 4.  . . . . . . . . . . . . . . . . . . . . . . . . .   2
               4.1  USE . . . . . . . . . . . . . . . . . . . . . . . .   2

          ARTICLE 5.  . . . . . . . . . . . . . . . . . . . . . . . . .   2
               5.1  TENANT SERVICES.  . . . . . . . . . . . . . . . . .   2
               5.2  UTILITY SERVICES. . . . . . . . . . . . . . . . . .   2

          ARTICLE 6.  . . . . . . . . . . . . . . . . . . . . . . . . .   2
               6.1  ALTERATIONS.  . . . . . . . . . . . . . . . . . . .   2
               6.2  TENANT REPAIRS. . . . . . . . . . . . . . . . . . .   2
               6.3  CONDITION OF PREMISES.  . . . . . . . . . . . . . .   3

          ARTICLE 7.  . . . . . . . . . . . . . . . . . . . . . . . . .   3
               7.1  TENANT INSURANCE. . . . . . . . . . . . . . . . . .   3
               7.2  WAIVER OF SUBROGATION.  . . . . . . . . . . . . . .   3
               7.3  INDEMNITY.  . . . . . . . . . . . . . . . . . . . .   4

          ARTICLE 8.  . . . . . . . . . . . . . . . . . . . . . . . . .   4
               8.1  CASUALTY. . . . . . . . . . . . . . . . . . . . . .   4
               8.2  END OF TERM CASUALTY. . . . . . . . . . . . . . . .   4

          ARTICLE 9.  . . . . . . . . . . . . . . . . . . . . . . . . .   4
               9.1  CONDEMNATION  . . . . . . . . . . . . . . . . . . .   4

          ARTICLE 10. . . . . . . . . . . . . . . . . . . . . . . . . .   5
               10.1 ENTRY . . . . . . . . . . . . . . . . . . . . . . .   5

          ARTICLE 11. . . . . . . . . . . . . . . . . . . . . . . . . .   5
               11.1 SUBORDINATION.  . . . . . . . . . . . . . . . . . .   5
               11.3 QUIET ENJOYMENT . . . . . . . . . . . . . . . . . .   5

          ARTICLE 12. . . . . . . . . . . . . . . . . . . . . . . . . .   6
               12.1 ASSIGNMENT AND SUBLETTING.  . . . . . . . . . . . .   6
               12.2 CONTINUED LIABILITY.  . . . . . . . . . . . . . . .   7
               12.3 CONSENT.  . . . . . . . . . . . . . . . . . . . . .   7
               12.4 PROCEEDS. . . . . . . . . . . . . . . . . . . . . .   7

          ARTICLE 13. . . . . . . . . . . . . . . . . . . . . . . . . .   7
               13.1 DEFAULT.  . . . . . . . . . . . . . . . . . . . . .   7
               13.2 RIGHTS UPON DEFAULT.  . . . . . . . . . . . . . . .   7
               13.3 COSTS.  . . . . . . . . . . . . . . . . . . . . . .   8
               13.4 INTEREST. . . . . . . . . . . . . . . . . . . . . .   8
               13.5 LANDLORD'S LIEN.  . . . . . . . . . . . . . . . . .   8

          ARTICLE 14. . . . . . . . . . . . . . . . . . . . . . . . . .   8
               14.1 CORPORATE RESOLUTIONS; OTHER EVIDENCE OF
                    AUTHORITY.  . . . . . . . . . . . . . . . . . . . .   8

          ARTICLE 15. . . . . . . . . . . . . . . . . . . . . . . . . .   9
               15.1 ENVIRONMENTAL MATTERS.  . . . . . . . . . . . . . .   9


          ARTICLE 16. . . . . . . . . . . . . . . . . . . . . . . . . .   9
               16.1 AMENDMENT.  . . . . . . . . . . . . . . . . . . . .   9
               16.2 SEVERABILITY. . . . . . . . . . . . . . . . . . . .   9
               16.3 ESTOPPEL LETTERS. . . . . . . . . . . . . . . . . .   9
               16.4 LANDLORD'S LIABILITY AND AUTHORITY. . . . . . . . .   9
               16.5 HOLDOVER. . . . . . . . . . . . . . . . . . . . . .   9
               16.6 SURRENDER.  . . . . . . . . . . . . . . . . . . . .   9
               16.7 PARTIES AND SUCCESSORS. . . . . . . . . . . . . . .   9
               16.8 NOTICE. . . . . . . . . . . . . . . . . . . . . . .  10
               16.9 RULES AND REGULATIONS . . . . . . . . . . . . . . .  10
               16.10 CAPTIONS . . . . . . . . . . . . . . . . . . . . .  10
               16.11 NUMBER AND GENDER. . . . . . . . . . . . . . . . .  10
               16.12 GOVERNING LAW. . . . . . . . . . . . . . . . . . .  10
               16.13 INABILITY TO PERFORM.  . . . . . . . . . . . . . .  10
               16.14 USE OF NAME  . . . . . . . . . . . . . . . . . . .  10
               16.15 BROKER.  . . . . . . . . . . . . . . . . . . . . .  10
               16.16 MEMORANDUM OF LEASE. . . . . . . . . . . . . . . .  10
               16.17 ENTIRE AGREEMENT.  . . . . . . . . . . . . . . . .  10
               16.18 TIME OF ESSENCE. . . . . . . . . . . . . . . . . .  11
               16.19 PARKING. . . . . . . . . . . . . . . . . . . . . .  11
               16.21 ATTORNEY'S FEES. . . . . . . . . . . . . . . . . .  11
               16.22 LANDLORD ALTERATIONS OR MODIFICATIONS. . . . . . .  11
               16.23 NAME CHANGE  . . . . . . . . . . . . . . . . . . .  11
               16.25 GUARANTY.  . . . . . . . . . . . . . . . . . . . .  11
               16.26 PURCHASE OPTION. . . . . . . . . . . . . . . . . .  11

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                           11011 JONES ROAD LEASE AGREEMENT
                          ---------------------------------

               This Lease is entered into as of the 15th day of August, 1996 between 11011 JONES ROAD JOINT VENTURE GROUP, ("Landlord") whose address for purposes of notice hereunder is 11011 Jones Road, Suite 250, Houston, Texas 77070 and AMERICAN ECO CORPORATION, an Ontario Corporation, ("Tenant"), whose address prior to the Commencement Date (defined in Section 2.01 hereof) is 1325 South Creek, Houston, Texas 77084 and whose address after the Commencement Date shall be 11011 Jones Road, Houston, Texas 77070.


                                 W I T N E S S E T H:

                                      ARTICLE 1.

               1.1  PREMISES.
                    ----------     Landlord hereby leases to Tenant, and
          Tenant hereby leases from Landlord, for the rent and subject to the provisions of this Lease, the premises known as 11011 Jones Road, Houston, Harris County, Texas, said property being more particularly described as Exhibit A hereto.



                                      ARTICLE 2.

               2.1  TERM.
                    -----     Subject to the other provisions hereof, this
          Lease shall be for a term of Five (5) years commencing on August 15, 1996 (the "Commencement Date"), and expiring on September 14, 2001 (the "Expiration Date"). Such term, as it may be modified, is herein called the "Term." Such terms shall also have an automatic renewal for a second five year period.

               2.2  EARLY POSSESSION.
                    ----------------    If prior to the Commencement Date
          Tenant shall enter into possession of all or any part of the Premises, such possession shall be subject to all the provisions of this Lease, and the Term and the payment of all Rent shall commence, on the date of such entry, and the total amount of all Rent due hereunder shall be increased accordingly.

                                      ARTICLE 3.

               3.1  BASE RENT.
                    --------- Tenant, in consideration for this Lease, agrees to pay to Landlord a base rental ("Base Rent") of $180,000.00 per year such amount to be paid in equal monthly installments of $15,000.00. Landlord's address herein provided in legal tender of the United States of America, without notice, demand, counterclaim, set-off or abatement, in advance on the first day of each calendar month throughout the Term, except that the first such monthly installment is due upon the date of execution of this Lease by Tenant. The base rent for the second five year term shall be $198,000.00 to be paid in equal monthly installment of $15,500.00.

               3.2  OPERATING EXPENSES.
                    ------------------ "Operating Expenses" shall mean and include all amounts, expenses, and costs of whatever nature paid or incurred because of or in connection with the ownership, management, operation, repair, maintenance, advertising and promotion, or security of the Project, all additional facilities that may be added to the Project, and Landlord's personal property that may be utilized in connection therewith. Operating Expenses shall also include real and personal property taxes, capital improvements, depreciation, interest and principal payments on mortgage and other non-operating debts of Landlord, and specific costs for special items or services above Building Standards.

               3.3  SECURITY DEPOSIT.
                    -----------------   Tenant shall deposit with Landlord
          on the date Tenant executes this Lease the sum of $15,000.00 as a "Security Deposit" on the understanding: (a) that the Security Deposit or any portion thereof may be applied to the curing of any default, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount; (b) that Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds; and (c) that if Tenant is not in default, the remaining balance of the Security Deposit shall be returned to Tenant, without interest, within sixty (60) days after the expiration of the Term provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the the Premises if Tenant shall fail to deliver the Premises at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted.

                                      ARTICLE 4.

               4.1  USE.
                    ---- Tenant shall use and occupy the Premises only for general office and administrative duties and for no other purposes. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the Building. Tenant shall not permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any private restrictive covenant, law, statute, ordinance or any rule or regulation of Landlord or any governmental or quasi governmental authority now in force or that may hereafter be enacted or promulgated.

                                      ARTICLE 5.

               5.1  TENANT SERVICES.
                    ----------------    The Tenant shall provide services
          at the Tenant's expense as follows:

               (a)  Janitorial services in the Premises.

               (b) Water at those points of supply provided for drinking, toilet, and lavatory purposes.

               (c) Normal and customary routine maintenance for all public, structural, and exterior portions of the Project according to Landlord's standards.

               (d) Electric lighting service for all public portions of the Project in the manner and to the extent deemed by Landlord to be in keeping with the standards of a first class office building in Houston, Texas.

               (e) Building security, however, Landlord shall have no responsibility to prevent, and shall not be liable to the Tenant for, liability or loss to the Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, and the Tenant hereby releases Landlord from all liability relating thereto.

               5.2  UTILITY SERVICES.
                    -----------------   The Tenant shall provide and keep
          current public utilities/services as may be necessary for normal building operation.

                                      ARTICLE 6.

               6.1  ALTERATIONS.
                    -----------    Tenant shall not make or allow to be
          made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord's prior written consent. All alterations, installations, additions or improvements, other than movable furniture and movable trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at its sole cost and prior to the expiration or termination of this Lease, shall remove all of Tenant's property from the Premises and make, or reimburse Landlord for the cost of, all repairs to the Premises and/or Project for damage resulting from such removal. All work shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic's, materialman's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interests with respect to the Project or this Lease. Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of any improvements, additions or alterations in the Premises.

               6.2  TENANT REPAIRS.
                    -------------- By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear damage excepted. Any injury or damage to the Premises or Project, or the Appurtenances or fixtures thereof, caused by or resulting from the act, omission or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the negligence or intentional act of Tenant, its employees, servants, agents, invitees, assignees or subtenants, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto plus a charge for overhead of 15% of such costs.

               6.3  CONDITION OF PREMISES.
                    ----------------------   Tenant hereby acknowledges and
          agrees that it has inspected the Premises and that to the best of its knowledge, and based on such inspection, there are no defects in the facilities provided by Landlord, whether as a part of the Premises, the Building or the Project, that are vital to the use of the Premises for their intended commercial purposes as set forth in this Lease, and Tenant accepts the Premises without any express or implied representations or warranties by Landlord as to the fitness, use, suitability, or condition of the Premises or those portions of the Project used or to be used by Tenant. In the event that any such defect becomes apparent subsequent to the date of execution of this Lease, Tenant shall give Landlord written notice of such defect, and Landlord shall have a reasonable time thereafter to remedy such defect without any abatement or offset in Rent then due or to be due and owing to Landlord. Tenant shall be responsible, and Landlord shall not be liable to Tenant or to any other party, for any repairs to such facilities that result from defects caused by an unusual or abnormal use by Tenant or Tenant's employees, servants, agents, invitees, assignees or subtenants. Tenant agrees that its obligation to pay Rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of its obligations hereunder.


                                      ARTICLE 7.


               7.1  TENANT INSURANCE.
                    -----------------   Tenant shall insure the Project and
          shall maintain liability and other insurance in such amounts as may be required by Landlord, and in such amounts as Landlord, in its sole discretion, may deem appropriate. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee. Tenant shall, at Tenant's expense, obtain and keep in force comprehensive or commercial general liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability insurance (with respect to Section 7.3 hereof), with insurance companies approved by Landlord and having a combined single limit of not less than $1,000,000 per occurrence; together with workers' compensation insurance having limits not less than those required by statute and covering all persons employed by Tenant in the conduct of its operations at the Premises and employers' liability insurance coverage in the amount of at least $1,000,000; together with "all risk" property insurance covering damage to or loss of personal property, fixtures and equipment of Tenant in such amounts as a prudent tenant of comparable size and in a comparable business would deem necessary and appropriate. Tenant shall cause Landlord to be named as an additional insured under such policies and shall, not less than twenty (20) days prior to (a) the Commencement Date, and (b) the expiration of old policies, furnish Landlord with certificates of insurance with loss payable clauses satisfactory to Landlord. All insurance to be maintained by Tenant shall, except for workers' compensation and employers' liability insurance, be primary over any insurance carried by Landlord. The limit of such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry such insurance under a blanket policy, provided such insurance has a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

               7.2  WAIVER OF SUBROGATION.
                    ----------------------   Whenever (a) any loss, cost,
          damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises or the Project, and
          (b) such party is then covered (or is required under this Lease to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance or any amount that would have been recovered by such insurance if such insurance had in fact been obtained as required by this Lease, and waives any right of subrogation which might otherwise exist on account thereof, provided that such release of liability and waiver of the right to subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereupon keeping such release and waiver in full force and effect). Landlord and Tenant shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

               7.3  INDEMNITY.
                    ----------     Tenant hereby indemnifies and holds
          Landlord harmless from and against any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant on or about the Project and shall further indemnify and hold harmless Landlord from and against any and all claims arising form any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of, or due to the negligence of, the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from and against all costs, attorney's fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon. Tenant as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons including death in, upon or about the Project, from any cause other than Landlord's gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

                                      ARTICLE 8.

               8.1  CASUALTY.
                    --------- If the Premises or Project, or any portion of either, shall be damaged by fire or other casualty covered by the insurance carried by Landlord hereunder and the cost of repairing such damage shall not be greater than 10% of the then full replacement cost thereof, then, subject to the following provisions of this Article, Landlord shall repair the Premises and/or Project. If the Premises or Project shall be damaged (a) by fire or other casualty not covered by insurance carried by Landlord hereunder, (b) by fire or other casualty covered by insurance carried by Landlord hereunder and Landlord's mortgagee requires that such insurance proceeds be used to retire the mortgage debt, or (c) to an extent greater than 10% of the then full replacement cost thereof, then Landlord shall have the option (i) to repair or reconstruct the damaged Premises or Project to substantially the same condition as immediately prior to such fire or other casualty, or (ii) to terminate this Lease by so notifying Tenant within one hundred twenty (120) days after the date of such fire or other casualty, such termination to be effective as of the date of such fire or other casualty. The Rent required to be paid hereunder shall be abated in proportion to the portion of the Premises, if any, which is rendered untenantable by fire or other casualty hereunder until repairs of the Premises are completed, or if the Premises are not repaired, until the Expiration Date hereunder. Other than such rental abatement, no damages, compensation or claims shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. If the damage results from the fault or negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall not be entitled to any abatement or reduction of any Rent or other sums due hereunder, and such damage shall be repaired by Tenant, or at Landlord's option by Landlord, at Tenant's expense. If this Lease is terminated as provided in (c)(ii) above, all Rent shall be apportioned and paid up to the date of such termination. Landlord shall not be required to repair or replace any furniture, furnishings, or other personal property that Tenant may be entitled to remove from the Premises or any property constructed and installed by or for Tenant pursuant to Section 6.01 hereof or any installations in excess of Building Standard.

               8.2  END OF TERM CASUALTY.
                    ---------------------    Notwithstanding anything to
          the contrary in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises or the Project when the damage resulting from any casualty covered under this Article occurs during the last twelve
          (12) months of the Term or any renewal term. Any option to renew this Lease that Tenant may be entitled to exercise shall be null and void if such option has not been exercised prior to any casualty that occurs during the last twelve (12) months of the Term or any renewal term and Landlord elects not to repair, reconstruct or restore the Premises or Project.


                                      ARTICLE 9.

               9.1  CONDEMNATION.
                    ------------- If more than 20% of the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either party hereto shall have the right, at its option, to terminate this Lease as of the date when physical possession of the Premises is taken by the condemning authority. If 20% or less of the Premises is so taken or sold or if this Lease is not terminated upon any taking or sale of greater than 20% of the Premises, the Rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered untenantable by such condemnation, and Landlord shall, to the extent Landlord deems feasible, restore the Premises to substantially its former condition, but Landlord shall not in any event by required to spend for such work an amount in excess of the amount actually received by Landlord (after the payment of any such proceeds to Landlord's mortgagee, if any, pursuant to the terms of any mortgage) as compensation for such taking. If any part of the Project other than the Premises may be so taken or sold, Landlord shall have the right at its option to terminate this Lease as of the date when physical possession of such part of the Project is taken by the condemning authority. All amounts awarded upon taking of any part or all of the Project or the Premises shall belong to Landlord and Tenant shall not be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord.


                                     ARTICLE 10.

               10.1 ENTRY.
                    ------    Landlord, its agents, employees and
          representatives, shall have the right to enter the Premises at any time upon reasonable notice to Tenant under the circumstances (which notice may be oral and not in compliance with Section
          16.08 hereof, but no notice shall be required in the case of routine maintenance or any emergency) to show the Premises to prospective Tenants or purchasers or for any purpose that Landlord may reasonably deem necessary for the operation and maintenance of the Project. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in any emergency in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property.


                                     ARTICLE 11.



               11.1 SUBORDINATION.
                    -------------- This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Project, and to all mortgages, deeds of trust, and security agreements that may now or hereafter encumber or affect the Project or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such leases, mortgages, deeds of trust and/or security agreements. This clause shall be self-operative and no further instrument of subordination need by required by any owner or holder of such ground lease, mortgage, deed of trust or security agreement. Tenant agrees to execute and return any estoppel certificate, consent or agreement reasonably requested by any such lessor, mortgagee, trustee or secured party in connection with this Section within ten (10) days after receipt of same, and Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute the same. Tenant shall, at the request of Landlord, any mortgagee of Landlord secured by a lien on the Project, any lessor to Landlord under a ground lease of the Project, or any secured party under a security agreement encumbering the interest of Landlord, furnish such mortgagee, lessor or secured party with written notice of any default or breach by Landlord at least sixty (60) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach.

               11.2 ATTORNMENT.
                    -----------    If any ground or similar such lease,
          mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment; provided however, that if this Lease was approved and accepted in writing by such lessor, mortgagee, trustee or secured party, Tenant's attornment shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession hereunder during the Term so long as Tenant performs its obligations under this Lease. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically became the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (a) any payment of Rent for more than one month in advance (except prepayments for security deposits, if any) or (b) any amendments or modifications of this Lease made without the prior written consent of such lessor mortgagee.

               11.3 QUIET ENJOYMENT.
                    ---------------     Tenant, on paying the Rent and
          keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to the aforesaid underlying leases, mortgages, deeds of trust and security agreements, all applicable laws and other governmental and legal requirements, applicable insurance requirements and regulations, such matters of public record affecting the Project, and the provisions of this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.


                                     ARTICLE 12.

               12.1 ASSIGNMENT AND SUBLETTING.
                    --------------------------    Tenant shall not,
          voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Premises or any portion thereof, without the express prior written consent of Landlord. Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect, and shall further constitute a Default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request Landlord may, in its sole discretion, (a) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant, or mortgagee, or (b) elect to terminate this Lease with respect to the Premises or any portion thereof to be affected by such assignment, sublease or other event specified above, or (c) suspend this Lease as to the space to be affected by such assignment, sublease or other event specified above for the duration specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension, including a suspension of the Rent hereunder in proportion to the portion of the Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space). In no event may Tenant assign this Lease or sublease the Premises or any portion thereof to any party whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project. If Tenant is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, then any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes hereof.

               Notwithstanding anything contained in this Section to the contrary, in the event Landlord does not elect to suspend this Lease in whole or in part as set forth above, Tenant by giving written notice to Landlord of Tenant's desire to assign this Lease or sublet the Premises or any part thereof shall be deemed to have granted to Landlord (or Landlord's agent, at Landlord's option) the exclusive right for a period of forty-five (45) days following receipt by Landlord of Tenant's notice, to sublease on Tenant's behalf the Premises or such portion thereof as Tenant proposes to sublet or assign. In the event that Landlord or its agent obtains a written commitment for a sublease of such space from a third party within such forty-five (45) day period, then Landlord or its agent shall have the right to negotiate all terms and provisions of the sublease (including the commencement date and term thereof) on behalf of Tenant, provided the rentals thereunder (on a square foot basis) shall be at least equal in amount to the lesser of (a) the Rent (on a square foot basis) proposed by Tenant in its notice to Landlord to be paid by the assignee or sublessee proposed by Tenant or (b) the Rent (on a square foot basis) payable by Tenant under this Lease. Tenant agrees to execute, as sublessor, such sublease as negotiated by Landlord promptly upon delivery of same to Tenant by Landlord. Tenant shall thereafter be bound by the terms thereof. Tenant shall not be required to pay any brokerage commissions to Landlord or Landlord's leasing agent in connection with the execution of a sublease under the terms of this paragraph. As additional rental hereunder, Landlord shall be entitled (and the sublease shall so provide) to be paid, as it accrues, any profit to be realized as a result of any sublease entered into under this paragraph after deduction of and giving Tenant credit for Tenant's reasonable costs directly associated therewith, including the reasonable cost of remodelling or otherwise improving the Premises for such sublessee, amortized over the remaining term of this Lease, but excluding any free rentals or the like offered to any such sublessee under this paragraph. If within the forty-five (45) day period after Landlord receives Tenant's notice of Tenant's desire to assign this Lease or sublet the Premises or any part thereof, Landlord fails to notify Tenant
          (a) of its election to suspend this Lease in whole or in part as set forth above or (b) that Landlord has obtained a written commitment for a sublease from a third party under this paragraph, then Landlord shall be deemed to have elected the option set forth in Section 12.1(a) hereof free and clear of Landlord's rights under this paragraph, subject, however, to Landlord's subsequent written approval of the proposed assignee or sublessee as set forth above.

               In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has agreed within the assignment instrument to assume the obligations of Tenant hereunder and to be personally bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder.

               12.2 CONTINUED LIABILITY.
                    ------------------- Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted ot enforce the provision of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.

               12.3 CONSENT.
                    -------- Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

               12.4 PROCEEDS.
                    -------- All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.

                                     ARTICLE 13.

               13.1 DEFAULT.
                    -------- Each of the following shall constitute a "Default" by Tenant:

               (a) The failure of Tenant to pay the Rent or any part thereof when due;

               (b) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

               (c) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's Interest in this Lease;

               (d) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or nonperformance shall continue for a period of fifteen (15) days after written notice thereof has been given by Landlord to Tenant;

               (e) Tenant shall vacate or abandon the Premises or any significant portion thereof;

               (f) Tenant shall fail to take possession of the Premises when Landlord notifies Tenant that the Premises are ready for occupancy;

               (g) The occurrence of any event or condition having a material and adverse effect on the assets, liabilities, financial condition, business or operations of Tenant as they exist on the date of this Lease, or the ability of Tenant to meet its obligations under this Lease on a timely basis as provided herein;

               (h) Any representation or warranty by Tenant in this Lease or in any certificate, statement or other document furnished pursuant to or under this Lease, including, without limitation, financial statements, proves to be or becomes incorrect in any material respect; or

               (i) A default occurs under the provisions of Sections 5.2 or 12.1 of this Lease.



               13.2 RIGHTS UPON DEFAULT.
                    ------------------- If a Default by Tenant occurs, then at any time thereafter, with or without notice or demand, Landlord may exercise any and all rights and remedies available to Landlord under this Lease, at law or in equity, including without limitation, termination of this Lease and termination of Tenant's right to possession without terminating the Lease. In the event of a Default, Landlord may, without additional notice and without court proceedings, re-enter and repossess the Premises and remove all persons and property therefrom, and Tenant hereby agrees to surrender possession of the Premises, waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration, and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the Default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (a) the cost of recovering, reletting, including, without limitation, the cost of leasing commissions attributable to the unexpired portion of the Term of this Lease, and remodeling the Premises,
          (b) all unpaid Rent and other amounts earned or due through such termination, including interest thereon at the rate specified in
          Section 13.4 hereof, plus (c) the present value (discounted at the same rate) of the fair market rental value of the Premises for said period and (d) any other sum of money and damages owed by Tenant to Landlord. If landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord may (but shall not be obligated to) rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord deems appropriate, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such reletting, being the gross amount so received by Landlord less the costs of repossession, reletting, remodeling, and other expenses incurred by Landlord. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In no case shall Landlord be liable for failure to relet the Premises or to collect the rent due under such reletting, and in no event shall Tenant be entitled to any excess rents received by Landlord. All rights and remedies of Landlord shall be cumulative and not exclusive.

               13.3 COSTS.
                   ------    If a Default by Tenant occurs, then Tenant
          shall reimburse Landlord on demand for all costs reasonably incurred by Landlord in connection therewith including, but no limited to, reasonable attorney's fees, court costs, and related costs, plus interest thereon from the date such costs are paid by Landlord until Tenant reimburses Landlord, at the rate specified in Section 13.4 hereof.

               13.4 INTEREST.
                    -------- All late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the rate of 12% per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum nonusurious rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher nonusurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes,
          Article 5069-1.04, as amended) at the applicable time in effect.

               13.5 LANDLORD'S LIEN.
                    ----------------    Landlord reserves (and is hereby
          granted) a first and superior lien and security interest (which shall be in addition to and not in lieu of the statutory landlord's lien) on all fixtures, equipment, and personal property (tangible and intangible) now or hereafter placed by Tenant in or on the Premises to secure all sums due by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law, including, without limitation, under and in accordance with the Texas Uniform Commercial Code. The provisions of this Section shall constitute a security agreement under the Texas Uniform Commercial Code and Tenant shall execute and Landlord shall file, where appropriate and at Tenant's expense, all documents, including Financing Statements in the form attached hereto as Exhibit D and made a part hereof for all purposes, required to perfect the security interest herein granted in accordance with the Texas Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this Section, Landlord and Tenant agree that reasonable notice shall be met if such notice is given by five days' written notice, certified mail, return receipt requested, to Tenant by Landlord at the address specified herein.

                                     ARTICLE 14.

               14.1 CORPORATE RESOLUTIONS; OTHER EVIDENCE OF AUTHORITY.
                    ---------------------------------------------------
               If Tenant is a corporation, Tenant shall, simultaneously with the execution and delivery of this Lease, deliver a fully executed Certificate of the Secretary with attached Resolutions of the Corporate Board substantially in the form attached hereto as Exhibit E. If Tenant is a partnership or a joint venture, Tenant shall, simultaneously with the execution and delivery of this Lease, deliver to Landlord a copy of Tenant's partnership or joint venture agreement certified as being true and complete and such other documents as Landlord or counsel for Landlord may request evidencing the authority of a partner of joint venturer of Tenant to sign on behalf of Tenant.

                                     ARTICLE 15.

               15.1 ENVIRONMENTAL MATTERS.
                    ---------------------    Tenant shall prevent the
          presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, above, to, or from the Premises other than in strict compliance with all applicable federal, state, and local laws, regulations, and orders. For the purposes of this section, "Hazardous Materials" shall refer to any substances, materials, and wastes that are or become regulated as hazardous or toxic substances under any applicable local, state, or federal law, regulation, or order. Tenant shall indemnify, defend, and hold Landlord harmless from and against:

               (a) Any loss, cost, claim or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work ("Remedial Work") required by or incurred by Landlord or any nongovernmental entity or person in a reasonable belief that such work is required by any applicable federal, state, or local law, governmental agency, or political subdivision; and

               (b) Any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any hazardous Materials on, under, in, above, to, or from the Premises. In the event any Remedial Work is so required under any applicable federal, state or local law, Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, or order. All Remedial Work shall be performed by one or more contractors under the supervision of a consulting engineer, each selected by Tenant and approved in advance in writing by Landlord. In the event Tenant shall fail to commence the Remedial Work in a timely fashion or fail to prosecute diligently the Remedial Work to completion, Landlord may, but shall not be required to, cause the Remedial Work to be performed, subject fully to the indemnification provisions of this article. This Article shall survive the termination of this Lease.

                                     ARTICLE 16.

               16.1 AMENDMENT.
                   ----------     Any agreement hereafter made between
          Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party to be bound thereby.

               16.2 SEVERABILITY.
                    ------------- If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

               16.3 ESTOPPEL LETTERS.
                    ----------------    Tenant shall promptly upon request
          from Landlord execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Project.

               16.4 LANDLORD'S LIABILITY AND AUTHORITY.
                    ---------------------------------- The liability of
          Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project. Landlord, its officers, directors, partners, joint venturers, and/or employees shall not be personally liable for any judgment or deficiency, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any judgment against the Landlord.

               16.5 HOLDOVER.
                    --------- If Tenant shall remain in possession of the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will whose tenancy is terminable at any time. In such event, Tenant shall pay Rent at two times the daily rental rate prevailing on the date of such termination or expiration, but otherwise shall be subject to and shall perform all of the obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant.

               16.6 SURRENDER.
                    ----------     Upon the expiration or earlier
          termination of the Term, Tenant shall peaceably quit and surrender the Premises in good order and condition, excepting ordinary wear and tear, but subject to Sections 6.1 and 6.2 hereof. All obligations of Tenant for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

               16.7 PARTIES AND SUCCESSORS.
                    ----------------------- Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessees of the parties hereto. The term "Landlord", as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only the owner of the Project at the time in question, so that in the event of any transfer of title to the Project, the party by whom any such transfer is made shall be relieved of all liability and obligations of the Landlord arising under this Lease from and after the date of such transfer.

               16.8 NOTICE.
                    -------- Except as otherwise provided herein, any statement, notice, or other communication that Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, return receipt requested, addressed at the address(es) first hereinabove given or at such other addresses(es) as the other party shall designate from time to time by prior written notice, and such notice shall be effective when the same is received or mailed as herein provided.

               16.9 RULES AND REGULATIONS.
                    ---------------------    Tenant, its servants,
          employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit B attached hereto and made a part hereof for all purposes, and shall abide by and conform to such further rules and regulations as Landlord may from time to time reasonably make, amend or adopt, after Tenant receives a copy thereof.

               16.10     CAPTIONS.
                         -------- The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

               16.11     NUMBER AND GENDER.
                         ------------------ All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

               16.12     GOVERNING LAW.
                         -------------- This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

               16.13     INABILITY TO PERFORM.
                         ---------------------    Notwithstanding Section
          16.18 hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord, and such nonperformance or delay in performance by Landlord shall not constitute a breach or default by Landlord under this Lease nor give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise.

               16.14     USE OF NAME.
                         -----------    Tenant shall not, except to
          designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "11011 Jones Road" or any other name that Landlord may use for the Building pursuant to Section 16.23 hereof for any purpose whatsoever.

               16.15     BROKER.
                         -------   Tenant represents and warrants that
          Tenant has dealt with, and only with N/A                    as
                                               -----------------------
          broker in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other broker(s) or similar parties claiming under Tenant in connection with this Lease.

               16.16     MEMORANDUM OF LEASE.
                         ------------------- Without the prior written consent of Landlord (which may be granted or withheld in Landlord's sole discretion), Tenant shall not record this Lease or a memorandum or other instrument with respect to this Lease. Upon the date of execution of this Lease, or at any time thereafter, and at the request of Landlord, Tenant and Landlord shall execute a memorandum in recordable form setting forth the material terms and conditions of this Lease.

               16.17     ENTIRE AGREEMENT.
                         -----------------   This Lease, including all
          Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises, Landlord's services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Project, and that same were in good and satisfactory condition at the time such possession was so taken. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

               16.18     TIME OF ESSENCE.
                         ----------------    Time is of the essence of this
          Lease and each and all of its provisions in which performance is a factor.

               16.19     PARKING.
                         -------- Tenant shall have the right to use the parking facilities of the Building, subject to the monthly rates, rules and regulations, and any other charges of Landlord for such parking facilities, and the failure of Tenant to timely pay such monthly rates and charges shall constitute a default by Tenant under this Lease, all as more particularly set forth on Exhibit C hereto.

               16.20     TENANT TAXES.
                         ------------- Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by Landlord and is the standard of the Building.

               16.21     ATTORNEY'S FEES.
                         ---------------     In the event Tenant defaults
          in the performance of any of the terms, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, the Tenant shall pay Landlord's reasonable attorney's fees.

               16.22     LANDLORD ALTERATIONS OR MODIFICATIONS.
                         --------------------------------------
          Notwithstanding anything herein to the contrary, Landlord expressly reserves the right in its sole discretion to temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways, or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same, provided such acts do not unreasonably impair Tenant's access to the Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such acts shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modification or other acts of Landlord under this Section.

               16.23     NAME CHANGE.
                         ------------   Landlord and Tenant covenant and
          agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

               16.24     SUBSTITUTION OF PREMISES.
                         ------------------------ In the event Landlord
          determines to utilize the Premises for other purposes during the Term, Tenant agrees to relocate to other space in the Building designated by Landlord, provided such other space is of equal or larger size than the Premises, unless Tenant agrees to relocate to smaller space. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.01 hereof.

               16.25     GUARANTY.
                         --------- The Guaranty (the "Guaranty") for this Lease is attached hereto as Exhibit D and made a part hereof for all purposes. This Lease shall not be affected and Tenant's obligations under this Lease shall not be diminished or impaired by the failure of any party shown on such Guaranty to execute such Guaranty. Each party executing the Guaranty is herein referred to individually as a "Guarantor", and collectively referred to as the "Guarantors".

               16.26     PURCHASE OPTION.
                         ----------------    Provided that the Tenant is
          not in default, Tenant may at any time prior to the expiration of the one year anniversary of the Lease, have the option to purchase the Premises for a purchase price equal to $1,800,000.00 payable in cash at closing. Tenant shall give notice to Landlord of its intent to exercise this option in writing at any time prior to the expiration of the term of this Lease and a closing shall be held within thirty (30) days after the date of such notice. The parties agrees to enter into a Real Estate Sales Agreement which will contain the normal and customary warranties, representation, covenants, prorations and allocations of expenses as are generally provided in the Real Estate Sales Agreement for similar properties in Harris County, Texas as of the closing date. At closing Tenant shall be given credit in the sum of $15,000.00 multiplied times the number of months of rent actually paid by Tenant to Landlord hereunder prior to the closing date. In the event this Lease term expires without Tenant exercising this Purchase Option, this Purchase Option shall also express as of such termination date.


               EXECUTED to be effective as of the date hereinabove first set forth.

          LANDLORD:

          11011 JONES ROAD JOINT VENTURE GROUP


          By:_____________________________________
          Name:  Gina D'Albis
               -----------------------------------
          Its:  Managing Venturer
               -----------------------------------


          TENANT:

          AMERICAN ECO CORPORATION


          By:__________________________________________
          Name:  Michael E. McGinnis
               ----------------------------------------
          Its:  President
               ----------------------------------------